                                                                     EXHIBIT 3.2


                           THIRD AMENDED AND RESTATED

                                   BYLAWS OF

                               HS RESOURCES, INC.

                             A DELAWARE CORPORATION

                         (AS ADOPTED DECEMBER 16, 1996)

                               TABLE OF CONTENTS


ARTICLE I.          OFFICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                    Section 1.    REGISTERED OFFICE AND PRINCIPAL OFFICE  . . . . . . . . . . . . . . . . . . . . . .   1
                    Section 2.    OTHER OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                    Section 3.    REGISTERED AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II.         MEETING OF STOCKHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                    Section 1.    PLACE OF MEETINGS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                    Section 2.    ANNUAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                    Section 3.    SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                    Section 4.    NOTICE OF STOCKHOLDERS' MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . .   2
                    Section 5.    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.   . . . . . . . . . . . . . . . . . .   2
                    Section 6.    QUORUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                    Section 7.    ADJOURNED MEETING; NOTICE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                    Section 8.    VOTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                    Section 9.    WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS.   . . . . . . . . . . . . . . .   3
                    Section 10.     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.  . . . . . . . . . . . .   4
                    Section 11.     RECORD DATE FOR STOCKHOLDER NOTICE, VOTING, AND GIVING CONSENTS.  . . . . . . . .   4
                    Section 12.     PROXIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                    Section 13.     INSPECTORS OF ELECTION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE III.        DIRECTORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                    Section 1.      POWERS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                    Section 2.      NUMBER AND QUALIFICATION OF DIRECTORS.  . . . . . . . . . . . . . . . . . . . . .   5
                    Section 3.      ELECTION AND TERM OF OFFICE OF DIRECTORS.   . . . . . . . . . . . . . . . . . . .   6
                    Section 4.      VACANCIES; RESIGNATION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                    Section 5.      PLACE OF MEETINGS AND MEETINGS BY TELEPHONE   . . . . . . . . . . . . . . . . . .   6
                    Section 6.      ANNUAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                    Section 7.      OTHER REGULAR MEETINGS.     . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                    Section 8.      SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                    Section 9.      QUORUM.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                    Section 10.     WAIVER OF NOTICE.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                    Section 11.     ADJOURNMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    Section 12.     NOTICE OF ADJOURNMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    Section 13.     ACTION WITHOUT MEETING.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                    Section 14.     FEES AND COMPENSATION OF DIRECTORS.     . . . . . . . . . . . . . . . . . . . . .   8
                    Section 15.     LOANS TO OFFICERS.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE IV.         COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    Section 1.      COMMITTEES OF DIRECTORS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    Section 2.      MEETINGS AND ACTION OF COMMITTEES   . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE V.          OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                    Section 1.      OFFICERS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                    Section 2.      ELECTION OF OFFICERS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                    Section 3.      SUBORDINATE OFFICERS.     . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                    Section 4.      REMOVAL AND RESIGNATION OF OFFICERS.  . . . . . . . . . . . . . . . . . . . . . .  10
                    Section 5.      VACANCIES IN OFFICE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                    Section 6.      CHAIRMAN OF THE BOARD.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                    Section 7.      PRESIDENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                    Section 8.      VICE PRESIDENTS.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                    Section 9.      SECRETARY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                    Section 10.     TREASURER OR CHIEF FINANCIAL OFFICER.   . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE VI.         INDEMNIFICATION OF BOARD OF DIRECTORS,
                    OFFICERS, EMPLOYEES AND OTHER AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                    Section 1.      LIMITED PERSONAL LIABILITY.   . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                    Section 2.      INDEMNIFICATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE VII.        RECORDS AND REPORTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                    Section 1.      MAINTENANCE AND INSPECTION OF RECORD OF STOCKHOLDERS.   . . . . . . . . . . . . .  12
                    Section 2.      MAINTENANCE AND INSPECTION OF BYLAWS.   . . . . . . . . . . . . . . . . . . . . .  12
                    Section 3.      MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.    . . . . . . . . . . . .  12
                    Section 4.      INSPECTION BY DIRECTORS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                    Section 5.      ANNUAL REPORT TO STOCKHOLDERS.  . . . . . . . . . . . . . . . . . . . . . . . . .  13
                    Section 6.      FINANCIAL STATEMENTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                    Section 7.      ANNUAL STATEMENT OF GENERAL INFORMATION.  . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VIII.       GENERAL CORPORATE MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                    Section 1.      RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.  . . . . . . . . . . . . .  13
                    Section 2.      CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.  . . . . . . . . . . . . . . . . . . .  14

                    Section 3.      CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED.    . . . . . . . . . . . . . .  14
                    Section 4.      CERTIFICATES FOR SHARES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                    Section 5.      LOST CERTIFICATES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                    Section 6.      REPRESENTATION OF SHARES OF OTHER CORPORATIONS.   . . . . . . . . . . . . . . . .  14
                    Section 7.      CONSTRUCTION AND DEFINITIONS.   . . . . . . . . . . . . . . . . . . . . . . . . .  15
                    Section 8.      EMERGENCY PROVISIONS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE IX.         AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                    Section 1.      AMENDMENT BY STOCKHOLDERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                    Section 2.      AMENDMENT BY DIRECTORS.     . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                           THIRD AMENDED AND RESTATED

                                   BYLAWS OF

                              HS RESOURCES,  INC.

                             A DELAWARE CORPORATION

                         (AS ADOPTED DECEMBER 16, 1996)




                                   ARTICLE I.

                                    OFFICES

         Section 1. REGISTERED OFFICE AND PRINCIPAL OFFICE. The registered office of the corporation in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, or such other place as the board of directors may designate from time to time. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware.

         Section 2. OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places in this state or otherwise.

         Section 3. REGISTERED AGENT. The registered agent of the corporation in the State of Delaware is Corporation Service Company.


                                  ARTICLE II.

                            MEETING OF STOCKHOLDERS

         Section 1. PLACE OF MEETINGS. Meetings of Stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, Stockholders' meetings shall be held at the principal executive office of the corporation.

         Section 2. ANNUAL MEETING. The annual meeting of Stockholders shall be held each year on the second Wednesday in May at 10:00 a.m., or at such other date and time designated by the board of directors, which shall be not more than thirteen months after its last annual meeting. At each annual meeting, directors shall be elected, and any other proper business which is within the powers of the Stockholders may be transacted.

         Section 3.       SPECIAL MEETING.

                  a. A special meeting of the Stockholders may be called at any time by the board of directors, or by the chairman of the board of directors, or by the president of the corporation, or by one or more Stockholders holding shares in the aggregate representing not less than fifty
(50) percent of the votes at that meeting.

                  b. If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general purpose or purposes for which the meeting is called, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board of directors, the president, any vice president, or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the Stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this subparagraph b. of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of Stockholders called by action of the board of directors may be held.

         Section 4. NOTICE OF STOCKHOLDERS' MEETINGS. All notices of meetings of Stockholders shall be sent or otherwise given in accordance with
Section 5 of this Article II and, except as set forth in subparagraph b. of
Section 3 of this Article II, shall be sent or otherwise given not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the Stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

         Section 5.      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.
Notice of any meeting of Stockholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Stockholder at the address of that Stockholder appearing on the books of the corporation or given by the Stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that Stockholder by first-=class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. An affidavit of the secretary or an assistant secretary or the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         Section 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of Stockholders shall constitute a quorum for the transaction of business. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by holders of at least a majority of the shares required to constitute a quorum.

         Section 7. ADJOURNED MEETING; NOTICE. Any Stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 6 of this Article II. When any meeting of Stockholders, either annual or special, is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken unless a new record date for the adjourned meeting is fixed or unless the adjournment is for more than thirty
(30) days from the date set for the original meeting, in which case the board of directors shall set a new record date. If the adjournment is for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, a notice of any such adjourned meeting shall be given to each Stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

         Section 8. VOTING. The Stockholders entitled to vote at any meeting of Stockholders shall be determined in accordance with the provisions of Section 10 of this Article II, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting shares held by a fiduciary, by pledgors, in joint ownership, or bound by voting trusts or voting agreements). The Stockholders' vote amy be by voice or ballot; provided, however, that any election for directors must be by ballot. On any matter other than election of directors, any Stockholder may vote all or part of his/her shares in favor of the proposal and refrain from voting the remaining shares or vote the remaining shares against the proposal but, if the Stockholder fails to specify the number of shares which the Stockholder is voting affirmatively, it will be conclusively presumed that the Stockholder's approving vote is with respect to all shares that the Stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the Stockholders, unless the vote of a greater number or voting by classes is required by General Corporation Law of Delaware or by the Certificate of Incorporation or by these bylaws.

         Section 9. WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS. The transactions of any meeting of Stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy and if, either before or after the meeting, each person entitled to vote who was not present in person or by proxy, signs a written waiver of notice. The waiver of notice need not specify either the business to be transacted or the purpose of any annual or special meeting of Stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in subparagraph b. of Section 3 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of a meeting, to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

         Section 10.      STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A
MEETING.

                  a. Any action which may be taken at any annual or special meeting of Stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of not less than seventy-five (75) percent of the outstanding shares entitled to vote at a meeting of Stockholders on that action. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any Stockholder giving a written consent, or the Stockholder's proxy holder, or a transferee of the shares or a personal representative of the Stockholder or his or her respective proxy holder, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

                  b. If in the case of action taken pursuant to subparagraph a. of Section 10 of this Article II the consents of all Stockholders entitled to vote have not been solicited in writing, or if the unanimous written consent of all such Stockholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the Stockholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II.

         Section 11. RECORD DATE FOR STOCKHOLDER NOTICE, VOTING, AND GIVING CONSENTS. For purposes of determining the Stockholders entitled to notice any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days not less than ten (10) days before any such action without a meeting, and in this event only Stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the General Corporation Law of Delaware. If the board of directors does not so fix a record date:

                  a. The record date for determining Stockholders entitled to receive notice of or to vote at a meeting of Stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  b. The record date for determining Stockholders entitled to give consent to corporate action in writing without a meeting when no prior action by the board of directors is necessary shall be the day on which the first written consent is given.

                  c. A determination of Stockholders of record entitled to notice or to vote at a meeting of Stockholders shall apply to an adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Provisions governing record dates for other purposes are located in
Section 1 of Article VIII.

         Section 12. PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the Stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Stockholder or the Stockholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of the proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the General Corporation Law of Delaware.

         Section 13. INSPECTORS OF ELECTION. Before any meeting of Stockholders, the board of directors may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed or if any person so appointed should fail or refuse to appear, the chairman of the meeting may, and on the request of any Stockholder or a Stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more Stockholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are appointed.


                                  ARTICLE III.

                                   DIRECTORS

         Section 1. POWERS. Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation and these bylaws relating to action required to be approved by the Stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors of the corporation shall not be less than five (5) nor more than nine
(9). The exact number of directors shall be five (5) until changed, within the limits specified above, by a resolution duly approved by the board of directors or approved by the Stockholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to this bylaw approved by the board of directors or the Stockholders.

         Section 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. The board of directors shall be divided into three classes, each as nearly equal in numbers as the then total number of directors constituting the entire board of directors permits and with the term of office of one class expiring each year. At the first annual meeting of the Stockholders, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of Stockholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting of Stockholders, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting of Stockholders.
Any vacancy in the board of directors for any reason, and any created directorships resulting from any increase in the directors, may be filled by the board of directors acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Subject to the foregoing, at each annual meeting of Stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of Stockholders.

         Section 4.       VACANCIES; RESIGNATION.

                  a. A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony, or if the authorized number of directors is increased, or if the Stockholders fail at any meeting of Stockholders at which any director or directors are elected to elect the number of directors to be voted for at that meeting, or if any director duly elected shall refuse in writing to accept the position.

                  b. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director may be filled in accordance with Section 141(k) of the General Corporation Law of Delaware. Each director elected to fill a vacancy shall hold office until his term of office shall expire and until a successor has been elected and qualified. Any director may resign effective on giving written notice to the chairman of the board of directors, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         Section 5. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board of directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board of directors shall be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

         Section 6. ANNUAL MEETING. Immediately following each annual meeting of Stockholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

         Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

         Section 8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board of directors or the president or any vice president or the secretary or any two (2) directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe wail promptly communicate it to the director. The notice need not specify the purpose of the meeting.

         Section 9. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by the majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the General Corporation Law of Delaware and these bylaws which require Stockholder approval. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         Section 10. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice. The waiver of notice need not specify the purpose of the meeting. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.
Notice of a meeting shall also be deemed given to any director who attends the meeting except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 11. ADJOURNMENT. A majority of the directors present at a meeting of the board of directors, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         Section 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

         Section 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board of directors shall individually or collectively consent in writing to that action. Such consent in writing may be delivered to the corporation either by first-class mail, personal delivery, telegraphic, facsimile, or other written communication. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors, and any resolution so adopted may be certified as having been adopted at a meeting of the board of directors held on the date of the last signature to consent at the principal executive office of the corporation.
Such written consent or consents shall be filed with the minutes of the proceedings of the board of directors.

         Section 14. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

         Section 15. LOANS TO OFFICERS. Notwithstanding anything to the contrary contained herein, the board of directors may, without additional approval, approve (by a vote sufficient without counting the vote of any interested director or directors) a loan or guarantee to an officer, whether or not a director, of the corporation or its parent or any subsidiary, or an employee benefit plan authorizing such loan or guarantee to an officer, if the board of directors determines that the loan or guarantee or plan may reasonably be expected to benefit the corporation.


                                  ARTICLE IV.

                                   COMMITTEES

         Section 1. COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of any committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board of directors, shall have all the authority of the board of directors, except with respect to:

                  a. the approval of any action which, under these bylaws or the General Corporation Law of Delaware, also requires Stockholders' approval or approval of the outstanding shares;

                  b. the amendment or repeal of bylaws or the adoption of new bylaws.

         Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, including Sections 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.


                                   ARTICLE V.

                                    OFFICERS

         Section 1. OFFICERS. The officers of the corporation shall be a president, a secretary, and a treasurer or chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

         Section 2. ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board of directors, subject to the rights, if any, of an officer under any contract of employment.

         Section 3. SUBORDINATE OFFICERS. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

         Section 4.       REMOVAL AND RESIGNATION OF OFFICERS.

                  a. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board of directors, or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

                  b. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         Section 5. VACANCIES IN OFFICE. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to that office.

         Section 6. CHAIRMAN OF THE BOARD. The chairman of the board of directors, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board of directors shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

         Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board of directors, if there be such an officer, the president shall be the general manager and the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the Stockholders and, in the absence of the chairman of the board of directors, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

         Section 8. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, the bylaws, the president, or the chairman of the board of directors.

         Section 9. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at Stockholders' meetings, and the proceedings. The secretary shall also keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a record of Stockholders, or a duplicate record of Stockholders, showing the names of all Stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall also give, or cause to be given, notice of all meetings of the Stockholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors, the president, or the bylaws.

         Section 10. TREASURER OR CHIEF FINANCIAL OFFICER. The treasurer or chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The treasurer or chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer or chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors, the president or the bylaws.


                                  ARTICLE VI.

                     INDEMNIFICATION OF BOARD OF DIRECTORS,
                      OFFICERS, EMPLOYEES AND OTHER AGENTS

         Section 1. LIMITED PERSONAL LIABILITY. To the fullest extent permitted by the General Corporation Law of Delaware, a director of the corporation shall not be personally liable to the corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director.

         Section 2.       INDEMNIFICATION.

                  a. The corporation shall indemnify each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of Delaware.

                  b. The corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee, or agent of the corporation or any person who is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability, whether or not the corporation would have the power to indemnify such person against such liability under the General Corporation Law of Delaware.


                                  ARTICLE VII.

                              RECORDS AND REPORTS

         Section 1. MAINTENANCE AND INSPECTION OF RECORD OF STOCKHOLDERS. The corporation shall keep at its principal executive officer, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of shares held by each Stockholder. Any Stockholder of record shall, upon written demand under oath stating the purpose thereof, have the right during the usual business hours to inspect for any proper purpose the corporation's stock ledger, a list of Stockholders, and its other books and records. A proper purpose shall mean a purpose reasonably related to such person's interest as a Stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

         Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Delaware, at its principal business office in this state, if any, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the Stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Delaware and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any Stockholder, furnish to that Stockholder a copy of the bylaws as amended to date.

         Section 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the Stockholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a Stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

         Section 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right for a purpose reasonably related to his position as director to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations at any reasonable time. This inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

         Section 5. ANNUAL REPORT TO STOCKHOLDERS. The board of directors may cause an annual report to be sent, postage prepaid, to the Stockholders not later than 120 days after the close of the fiscal year and at least 15 days prior to the annual meeting of Stockholders to be held during the next fiscal year.

         Section 6. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year and any accompanying balance sheet of the corporation as of the end of each such period that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for 12 months and each such statement shall be open to inspection by the Stockholders at all reasonable times during office hours or, upon written request of any Stockholder, a copy of such statement shall be mailed to said Stockholder.

         Section 7. ANNUAL STATEMENT OF GENERAL INFORMATION. The corporation shall timely file with the Secretary of State of Delaware, on the prescribed forms, periodic reports, filings, and statements as required by the General Corporation Law of Delaware.


                                 ARTICLE VIII.

                           GENERAL CORPORATE MATTERS


         Section 1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights with respect to any other lawful action (other than action by Stockholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and only Stockholders of record on the date so fixed shall be entitled to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of Delaware. If the board of directors does not so fix a record date, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         Section 2. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, or other evidences or indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined, from time to time, by resolution of the board of directors.

         Section 3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 4. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each Stockholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates for shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman or vice-chairman of the board of directors or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the Stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

         Section 5.       LOST CERTIFICATES.  Except as provided in this
Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in the event that any share certificate or certificates for any other security is lot, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board of directors may deem necessary, including a provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

         Section 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board of directors, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

         Section 7. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term "person" includes both a corporation and a natural person and pronouns of the masculine gender include pronouns of the feminine gender.

         Section 8. EMERGENCY PROVISIONS. During any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its board of directors or its Stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board of directors or a standing committee, if any, cannot readily be convened for action, a meeting of the board of directors or of said committee may be called for by any officer or director. Such notice may be given only to such of the directors or members of the committee, as the case may be, as it may be feasible to reach at the time and by such means as may be feasible at the time including, without limitation, publication or radio. The director or directors in attendance at the meeting of the board of directors and the member or members of the executive committee, if any, in attendance at the meeting of the committee, shall constitute a quorum. If none are in attendance at the meeting, the officers or other persons designated on a list approved by the board of directors before the emergency, all in such order of priority and subject to such conditions and for such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the resolution approving the list shall, to the extent required to provide a quorum at any meeting of the board of directors or of the executive committee, be deemed directors or members of the committee, as the case may be, for such meeting. In the absence of a designation by the board of directors, the order of priority of such officers shall be as follows: president, vice president, chief financial officer, secretary, assistant treasurer, controller and assistant secretary. The board of directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties. The board of directors, either before or during any such emergency, may, effective in the emergency, change the principal executive office or designate several alternative offices, or may authorize the officers so to do.


                                  ARTICLE IX.

                                   AMENDMENTS

         Section 1. AMENDMENT BY STOCKHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of not less than two-thirds of the outstanding shares entitled to vote thereon.

         Section 2. AMENDMENT BY DIRECTORS. Notwithstanding the above, new bylaws may be adopted or these bylaws may be amended or repealed by a vote or written consent of the board of directors without Stockholder approval unless otherwise required by the General Corporation Law of Delaware.

                            CERTIFICATE OF SECRETARY


         I, the undersigned, the duly elected Secretary of HS Resources, Inc., a Delaware corporation, do hereby certify:

         That the within and foregoing Bylaws were adopted as the bylaws of the corporation on the 16th day of December, 1996, and the same do now constitute the bylaws of said corporation.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 16h day of December, 1996.


                                                  /s/ JAMES M. PICCONE
                                                  ------------------------
                                                  Secretary




                       CERTIFICATE OF ASSISTANT SECRETARY



         I, the undersigned, the duly elected Assistant Secretary of HS Resources, Inc., a Delaware corporation, do hereby certify:

         That the within and foregoing Bylaws were adopted as the bylaws of the corporation on the 16th day of December, 1996, and the same do now constitute the bylaws of said corporation.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 16th day of December, 1996.



                                                  /s/ RONALD B. JACOBS
                                                  ------------------------
                                                  Assistant Secretary





                                       17